Exhibit 10.1

MUTUAL TERMINATION AND RELEASE AGREEMENT

THIS MUTUAL TERMINATION AND RELEASE AGREEMENT (this “Agreement”), is made and entered into this 31st day of October, 2023 (“Effective Date”), by and among Industrial Tech Acquisitions II, Inc., a Delaware corporation (the “Purchaser”), ITAQ Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of ITAQ (“Merger Sub”), Next Renewable Fuels, Inc., a Delaware corporation (the “Company”), and Industrial Tech Partners II, LLC, a Delaware limited liability company (the “Sponsor” and, together with Purchaser, Merger Sub and the Company, the “Parties” and each, individually, a “Party”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (defined below).

RECITALS:

WHEREAS, (i) the Purchaser, (ii) Merger Sub and (iii) the Company entered into that certain Agreement and Plan of Merger, dated as of November 21, 2022, as amended by that certain First Amendment to Agreement and Plan of Merger dated as of April 14, 2023 (the “Merger Agreement”);

WHEREAS, Section 7.1(a) of the Merger Agreement provides that the Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Closing upon mutual written consent of the Purchaser and the Company.

WHEREAS, the Purchaser, Merger Sub and the Company desire to mutually terminate the Merger Agreement and the Parties desire to grant releases as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals. The above recitals are true and correct and incorporated herein by reference.

2. Termination of Merger Agreement. Effective as of the Effective Date, the Merger Agreement is hereby terminated in all respects in accordance with Sections 7.1(a) and 7.2 of the Merger Agreement and is of no further force or effect by or against any Party thereto. Accordingly, all rights and obligations of the Parties under the Merger Agreement shall cease (other than Sections 5.14, 5.15, 7.2, 7.3, 8.1 and Article IX thereof, which will survive the termination of the Merger Agreement) without any Liability on the part of any Party or any of their respective Representatives.

3. Waiver and Release.

(a) Purchaser, Merger Sub and the Sponsor, for themselves, and on behalf of each of their respective affiliates, equity holders, partners, joint venturers, lenders, administrators, representatives, shareholders, parents, subsidiaries, officers, directors, attorneys, agents, employees, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns (the “Purchaser Releasing Parties”), hereby absolutely, forever and fully release and discharge the Company and the Company’s affiliates and respective present and former direct and indirect equity holders, directors, officers, employees, predecessors, partners, stockholders, joint venturers, administrators, representatives, affiliates, attorneys, agents, brokers, insurers, parent entities, subsidiary entities, successors, heirs, and assigns, and each of them (the “Company Released Parties”), from all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, with respect to, pertaining to, based on, arising out of, resulting from, or relating to the Merger Agreement, the Transaction Documents, and the Merger, including the events leading to the abandonment of the Merger and the termination of the Merger Agreement and the other Transaction Documents (the “Purchaser Released Claims”); provided, however, that this Section 3(a) shall not impact, limit, restrict, or waive any terms, provisions, rights or obligations set forth in this Agreement, including the provisions of the Merger Agreement which expressly survive this Agreement.

(b) The Company for itself, and on behalf of each of the Company’s affiliates, equity holders, partners, joint venturers, lenders, administrators, representatives, stockholders, parents, subsidiaries, officers, directors, attorneys, agents, employees, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns (the “Company Releasing Parties”), hereby absolutely, forever and fully release and discharge Purchaser, Merger Sub and the Sponsor and their affiliates and each of their respective present and former direct and indirect equity holders, directors, officers, employees, predecessors, partners, stockholders, joint venturers, administrators, representatives, affiliates, attorneys, agents, brokers, insurers, parent entities, subsidiary entities, successors, heirs, and assigns, and each of them (the “Purchaser Released Parties”), from all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, with respect to, pertaining to, based on, arising out of, resulting from, or relating to the Merger Agreement, the Transaction Documents, and the Merger, including the events leading to the abandonment of the Merger and the termination of the Merger Agreement and the other Transaction Documents (the “Company Released Claims,” and together with the Purchaser Released Claims, the “Released Claims”); provided, however, that this Section 2(b) shall not impact, limit, restrict, or waive any terms, provisions, rights or obligations set forth in this Agreement or the Confidentiality Agreement, including the provisions of the Merger Agreement which expressly survive this Agreement.

(c) Purchaser, Merger Sub and the Sponsor, on behalf of itself and the Purchaser Releasing Parties, hereby covenants to the Company Released Parties not to directly or indirectly encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by Purchaser, Merger Sub, the Sponsor or any of the Purchaser Releasing Parties of a suit, arbitration, mediation, or claim (including a third party or derivative claim) against any of the Company Released Parties relating to any Purchaser Released Claim.

(d) The Company, on behalf of itself and the Company Releasing Parties, hereby covenants to Purchaser Released Parties not to directly or indirectly encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by the Company or the Company Releasing Parties of a suit, arbitration, mediation, or claim (including a third party or derivative claim) against any of the Purchaser Released Parties relating to any Company Released Claim.

(e) Each Party acknowledges and understands that there is a risk that subsequent to the execution of this Agreement, such Party may discover, incur or suffer Released Claims that were unknown or unanticipated at the time of the execution of this Agreement, and which, if known on the date of the execution of this Agreement, might have materially affected such Party’s decision to enter into and execute this Agreement. Each Party expressly waives any rights it may have under any statute or common law principle under which a general release does not extend to claims which such Party does not know or suspect to exist in its favor at the time of executing the release. Each Party further agrees that by reason of the releases contained herein, such Party is assuming the risk of such unknown Released Claims and agrees that this Agreement applies thereto.

4. Non-Disparagement. For the consideration described herein, each Party agrees that the other Parties’ goodwill and reputation are assets of great value which were obtained through great costs, time and effort. Therefore, each Party agrees that they shall not in any way, directly or indirectly, disparage, criticize, deride, cast in a negative light, libel or defame any of the other Parties, their owners, directors, officers, affiliates or subsidiaries, their respective business or business practices, services, or employees, nor engage in any activity of any nature which in any way results in any disruption to the routine business of any of the other Parties, or which is damaging to the reputation of any of the other Parties, or which is otherwise detrimental to any of the other Parties’ business activities or relationships. Each Party understands and agrees that non-disparagement is a material term of this Termination Agreement and that any breach of this provision will constitute a material breach of this Termination Agreement.

5. Grant of Warrant to Sponsor. In consideration of the release by the Sponsor of the Company Released Parties and for services rendered by the Sponsor to the Company in addition to services rendered in its capacity as the Sponsor of the Purchaser, the Company shall within three Business Days from the Effective Date issue to the Sponsor a five-year common stock purchase warrant (the “Warrant”) to purchase 600,000 shares of the Company’s common stock, par value $0.001 per share (“NXT Common Stock”), at an exercise price of $26.1857 per share. The Warrant shall be in substantially the form of warrants most recently issued by the Company to other parties.

6. Mutual Representations. Each Party hereby represents and warrants to each other Party that (a) such Party has full power and authority to execute and deliver this Agreement, (b) the execution and delivery of this Agreement, the termination of the Merger Agreement and the other Transaction Documents have been duly and validly approved by the board of directors of such Party, (c) no other corporate proceedings on the part of such Party are necessary to approve this Agreement or the termination of the Merger Agreement or any other Transaction Document, and (d) this Agreement has been duly and validly executed and delivered by such Party (assuming due authorization, execution and delivery by the other Party) and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The Company represents and warrants that the Warrant has been duly authorized by the Company’s board of directors and constitute the valid, binding and enforceable obligation of the Company and that the shares of NXT Common Stock have been duly authorized for issuance and when issued upon exercise of the Warrant will be duly and validly authorized and issued, fully paid and non-assessable.

7. Miscellaneous.

(a) This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(b) Captions and section headings appearing herein are included solely for convenience of reference only and are not intended to affect the interpretation of any provision of this Agreement.

(c) This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.

(d) This Agreement cannot be modified, or any of the terms hereof waived, except by a written instrument signed by the parties.

(e) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties have executed this Mutual Termination Agreement as of the day and year first above written.

Company:

NEXT Renewable Fuels, Inc.

By:	/s/ Chris Efird
	Name:	Chris Efird
	Title:	CEO

Purchaser:

Industrial Tech Acquisitions II, Inc.

By:	/s/ R. Greg Smith
	Name:	R. Greg Smith
	Title:	Chief Financial Officer

Merger Sub:

ITAQ Merger Sub Inc.

By:	/s/ R. Greg Smith
	Name:	R. Greg Smith
	Title:	Chief Financial Officer

Sponsor

Industrial Tech Partners II, LLC

By:	/s/ E. Scott Crist
	Name:	E. Scott Crist
	Title:	Managing Member

[Signature Page to Mutual Termination and Release Agreement]

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